UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

AGASSI SPORTS ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 400-4005

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2026, Agassi Sports Entertainment Corp. (the “Company”, “we” and “us”), entered into separate Media Value Letter Agreements (the “Media Value Agreements”) with each of Sinclair Television Group, Inc. (“Sinclair”) and The Tennis Channel, LLC (the “Tennis Channel”, and together with Sinclair, the “Media Value Providers”), discussed in greater detail under Item 8.01, below.

In consideration for Sinclair and Tennis Channel providing an aggregate of $1.5 million of Media Value (as defined in Item 8.01) to the Company, we agreed to issue the Media Value Providers an aggregate of 300,000 shares of restricted common stock (60,000 shares to Sinclair and 240,000 shares to the Tennis Channel) (the “Media Value Shares”), with an agreed upon value of $5.00 per share, pursuant to separate Media Value Share Issuance Agreements entered into between each of the Media Value Providers and the Company on November 5, 2026 (the “Equity Agreement”).

The Equity Agreements confirmed the $5.00 per share value of the Media Value Shares; provide that the Media Value Shares shall not be subject to forfeiture, cancellation, repurchase, redemption, set-off or clawback by the Company for any reason; include customary representations and warranties of the Company and the Media Value Providers; and provide for mutual indemnification rights for breaches of the Equity Agreements by either party.

The Media Value Shares are subject to lock-up restrictions prohibiting each Media Value Provider from transferring any Media Value Shares during the six months following the date of the Equity Agreements. Thereafter, half of the Media Value Shares issued to each Media Value Provider, subject to equitable adjustment for stock dividends, stock splits and similar transactions, remain subject to the lock-up until the first anniversary of the date of the agreements, while the remaining Media Value Shares are released from the lock-up. These restrictions also apply to certain securities issued in respect of the Media Value Shares and prohibit pledges, short sales, hedging and other transactions that transfer the economic consequences of ownership.

The lock-up permits customary transfers without consideration to affiliates and direct equity holders, subject to prior notice, the transferee’s written agreement to the applicable restrictions and compliance with applicable securities laws. Exceptions also apply to transfers in board-approved tender offers, exchange offers, mergers or change of control transactions, registered offerings in which the Media Value Provider includes its securities pursuant to the applicable Equity Agreement, and transfers required by law or court order. The lock-up terminates automatically if the Company materially breaches the applicable agreement and fails to cure the breach within 30 days after receiving written notice from the Media Value Provider.

The Equity Agreements grant the Media Value Providers piggyback registration rights to include the resale of the Media Value Shares in certain registration statements filed by the Company for its own account or for other securityholders, subject to timely election, customary information requirements, specified exceptions and limitations, and customary underwriter, placement agent and Securities and Exchange Commission cutbacks. These piggyback rights expire on the earlier of five years after the date of the Equity Agreements and the date all Media Value Shares may be sold without restriction or limitation, and without a restrictive legend, under Rule 144. In addition, if, at any time after six months following the date of the Equity Agreements, the Media Value Shares cannot be sold without restriction or limitation under Rule 144, the Media Value Provider may request that the Company register their resale. Upon such request, the Company must file a resale registration statement within 45 days, or 30 days if the Company is eligible to use Form S-3 or another short-form registration statement, use commercially reasonable efforts to obtain effectiveness thereof within 90 days after the request, and maintain effectiveness thereof until all covered securities have been sold or may be sold without restriction or limitation under Rule 144. The Company will bear the registration expenses of such filing, subject to specified exclusions, and the parties have agreed to customary mutual indemnification provisions.

If the Company fails to include Media Value Shares required to be included in a registration statement or fails to meet the applicable filing or effectiveness deadlines, subject to the Equity Agreement’s exceptions and limitations, a Media Value Provider may, upon written notice, suspend its obligations under the Media Value Agreement, including providing Media Value and procuring, placing or fulfilling Ad Buys, without breaching either agreement. The suspension may continue until the affected shares are covered by an effective resale registration statement or the Company, at its expense, obtains an appropriate Rule 144 resale opinion. The Media Value Provider must immediately resume performance upon satisfaction of either condition, and any suspension will not extend the term of the Media Value Agreement.

We also agreed that, without the approval of the Media Value Providers, we would not grant any registration rights that conflict with, or rank senior to, the registration rights of the Media Value Providers, until such time as the Media Value Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”), unless we provide the same rights to the Media Value Providers.

The foregoing summary of the Equity Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Media Value Share Issuance Agreement, a copy of which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02 in its entirety.

The Company claims an exemption from registration for the issuance and sale of the 300,000 Media Value Shares (as discussed in Item 1.01, above), pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the offer and sale of such securities did not involve a public offering and the recipients were “accredited investors” and had access to similar information as would be included in a registration statement under the Securities Act. The securities were offered without any general solicitation by us or our representatives. The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. No sales commissions were paid in connection with the sales of these securities.

Item 7.01. Regulation FD Disclosure.

On November 10, 2026, we released a press release announcing the entry into the Media Value Agreements.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report (and including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements are based on the Company’s current expectations and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. Factors that could cause actual results to differ materially are described in the press release and in the Company’s filings with the Securities and Exchange Commission, including under the headings “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic and current reports, including its most recent Form 10-K and 10-Q, filed with the SEC and available at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by law.

Item 8.01 Other Events.

Pursuant to the Media Value Agreements, during the two year term of the Media Value Agreements, each of the Media Value Providers and the Company, agreed to work together and determine the appropriate procurement of inventory based on advertising availabilities (each an “Ad Buy”) on Sinclair/Tennis Channel owned and/or operated properties which may include without limitation, its linear television, digital, or social media properties with a net media value of $1.5 million ($300,000 as to Sinclair and $1.2 million as to Tennis Channel), based on the Media Value Provider’s then-current rate card (“Media Value”).

Effective on November 6, 2026, the Board of Directors appointed director James Askew as the Non-Executive Vice Chairman of the Board of Directors, to serve until his successor is appointed or his earlier resignation, removal by the Board of Directors or cessation of service as a director. In this non-executive Board role, he shall assist the Board of Directors, its Chairman, if any, and management with strategic planning; evaluating, structuring and negotiating transactions; reviewing and advising on agreement terms; attending counterparty meetings and negotiations; coordinating with the Company’s advisers; facilitating Board of Directors and management communications and follow-up; and reporting material developments and recommendations to the Board. He shall also perform other related duties assigned by the Board. The appointment does not make him an officer, employee or independent director, confer authority to bind the Company or direct employees, or authorize responsibilities reserved to independent directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Form of Media Value Share Issuance Agreement dated November 5, 2026
99.1**	Press Release dated November 12, 2026
104	Inline XBRL for the cover page of this Current Report on Form 8-K

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agassi Sports Entertainment Corp.

	By:	/s/ Ronald S. Boreta
Date: November 12, 2026	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer